EXHIBIT A



                                                                 Execution Copy
Private & Confidential
WITHOUT PREJUDICE
FOR SETTLEMENT PURPOSES ONLY
SUBJECT TO CONTRACT




                               DATED JULY 3, 2001
                               ------------------

                            KERSAF INVESTMENTS LIMITED                     (1)
                              SUN INTERNATIONAL INC.                       (2)
                             SUN HOTELS INTERNATIONAL                      (3)
                          ROYALE RESORTS HOLDINGS LIMITED                  (4)
                         WORLD LEISURE INVESTMENTS LIMITED                 (5)
                                SUN HOTELS LIMITED                         (6)
                            WORLD LEISURE GROUP LIMITED                    (7)
                       ROYALE RESORTS INTERNATIONAL LIMITED                (8)
                             CALEDONIA INVESTMENTS PLC                     (9)
                                 SOLOMON KERZNER                          (10)
                       SUN INTERNATIONAL MANAGEMENT LIMITED               (11)
                                ROSEGROVE LIMITED                         (12)
                      SUN INTERNATIONAL INVESTMENTS LIMITED               (13)
                               MANGALITSA LIMITED                         (14)
                                       and
                           HOG ISLAND HOLDINGS LIMITED                    (15)




                     ---------------------------------------
                             SUPPLEMENTAL AGREEMENT
                                 TO THE ORIGINAL
                             SHAREHOLDERS' AGREEMENT
                              AND TO THE ROSEGROVE
                             SHAREHOLDERS' AGREEMENT
                       (EACH AS DEFINED IN THIS AGREEMENT)
                     ---------------------------------------


                                                     CONTENTS

CLAUSE                                                                                                     PAGE

1      Definitions and interpretation.........................................................................4

2      Business of the Company and at Rosegrave...............................................................5

3      Termination of the Original Shareholders Agreement and the Rosegrove Shareholders
       Agreement..............................................................................................6

4      Winding-up and Dissolution of the Company and Rosegrove................................................7

5      Dealings with and transfers of shares..................................................................9

6      Rights to information..................................................................................9

7      Parties bound.........................................................................................10

8      Assignability.........................................................................................11

9      Not a partnership.....................................................................................11

10     This Agreement to prevail.............................................................................11

11     Remedies to be cumulative.............................................................................12

12     Further assurance.....................................................................................12

13     Announcements.........................................................................................12

14     Costs.................................................................................................12

15     Entire agreement......................................................................................12

16     Miscellaneous.........................................................................................12

17     Notices...............................................................................................14

18     Choice of law, submission to jurisdiction and address for service.....................................19

THIS AGREEMENT is dated July 3, 2001 and is made BETWEEN:

(1) KERSAF INVESTMENTS LIMITED ("(a company incorporated under the laws of the Republic of South Africa) whose registered office is at 3 Sandown Valley Crescent, Sandown, Sandton, Republic of South Africa ("KERSAF");

(2) SUN INTERNATIONAL INC. (a company incorporated under the laws of the Republic of Panama) whose principal office is at c/o Franco & Franco, Edificio Eastern, Avenue Federico Boyd, Piso no. 12 (Penthouse), Panama 5, Republic of Panama ("SII");

(3) SUN HOTELS INTERNATIONAL (an unlimited company incorporated under the laws of England) whose registered office is at 35 St. Thomas Street, London SE1 9SN ("SHIL");

(4) ROYALE RESORTS HOLDINGS LIMITED (a company incorporated under the laws of Bermuda) whose registered office is at Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda ("RRHL");

(5) WORLD LEISURE INVESTMENTS LIMITED (formerly Royale Resorts Limited) (a company incorporated under the laws of Bermuda) whose registered office is at Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda ("WLI");

(6) SUN HOTELS LIMITED (a company incorporated under the laws of Bermuda) whose registered office is at Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda ("SUN HOTELS");

(7) WORLD LEISURE GROUP LIMITED (a company incorporated under the laws of the British Virgin Islands) whose registered office is at c/o Trident Trust Company Limited, P.O. Box 146, Road Town, Tortola, British Virgin Islands ("WLG");

(8) ROYALE RESORTS INTERNATIONAL LIMITED (a company incorporated under the laws of Bermuda) whose registered office is at Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda ("RRIL");

(9) CALEDONIA INVESTMENTS PLC (a company incorporated under the laws of England) whose registered office is at Cayzer House, 1 Thomas More Street, London E1W 1YB ("CI");

(10)   SOLOMON   KERZNER  of  Ibstone   House,   Ibstone,   Nr.  High   Wycombe,
       Buckinghamshire HP14 3YA ("SK");

(11) SUN INTERNATIONAL MANAGEMENT LIMITED (a company incorporated under the laws of Bermuda) whose registered office is at Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda ("SIMLA");

(12) ROSEGROVE LIMITED (a company incorporated under the laws of the British Virgin Islands) whose registered office is at c/o Codan Trust Company
       (BVI) Ltd, Romasco Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands ("ROSEGROVE");

(13) SUN INTERNATIONAL INVESTMENTS LIMITED (a company incorporated under the laws of the British Virgin Islands) whose registered office is at c/o Trident Trust Company Limited, P.O. Box 146, Road Town, Tortola, British Virgin Islands (the "COMPANY" or "SIIL");

(14) MANGALITSA LIMITED (a company incorporated under the laws of the Bahamas) whose registered address is Sandringham House, 83 Shirley Street, PO Box N3247, Nassau, Bahamas ("MANGALITSA"); and

(15) HOG ISLAND HOLDINGS LIMITED (a company incorporated under the laws of Bermuda) whose registered address is 41 Cedar Avenue, Hamilton, HM12, Bermuda ("HOG ISLAND HOLDINGS").

WHEREAS:

(A) The parties hereto (other than Mangalitsa and Hog Island Holdings) are parties to the Original Shareholders' Agreement recording, inter alia, the agreement of the parties thereto (other than the Company) in relation to the operation and management of the Company and its subsidiaries and investments, including SIHL, and the relationship between the shareholders of the Company.

(B) CI, Hog Island Holdings, RRHL, RRIL, Mangalitsa and Rosegrove are parties to the Rosegrove Shareholders' Agreement recording, inter alia, the agreement of the parties thereto (other than Rosegrove) in relation to the operation and management of Rosegrove and the relationship between the shareholders of Rosegrove.

(C) The Parties wish to procure the Winding-up and Dissolution of the Company and Rosegrove.

(D) This Agreement sets forth the agreements of the Parties with respect to the Winding-up and Dissolution of the Company and Rosegrove; this Agreement is supplemental to the Original Shareholders' Agreement and the Rosegrove Shareholders' Agreement (to the extent expressly provided herein) and is entered into to make certain variations and amendments to the Original Shareholders' Agreement and the Rosegrove Shareholders' Agreement.

NOW IT IS HEREBY AGREED as follows:

1      DEFINITIONS AND INTERPRETATION

1.1 Save as defined herein words and expressions defined in the Original Shareholders' Agreement shall have the same meanings where used herein.

1.2    In this Agreement and the Recitals unless the context otherwise requires:

1.2.1     the following expressions have the following meanings:

          "ACT" means The International Business Companies Ordinance, 1984 of the British Virgin Islands;

          "ARTICLES" means the Articles of Association of the Company as altered from time to time;

          "CONTINUING   AGREEMENTS"   means  the  Omnibus   Agreement   and  the
          Registration Rights and Governance Agreement and which are in the agreed form, each entered into of even date herewith, together with all the documents which are or are required by such agreements to be entered into by the Parties or any of them;

          "ORIGINAL SHAREHOLDERS' AGREEMENT" means the agreement between the parties hereto (other than Mangalitsa and Hog Island Holdings) dated 11 October 1993 referred to in Recital A;

          "PARTIES" means the parties to this Agreement;

          "ROSEGROVE SHAREHOLDERS" means the holders of shares in Rosegrove, the current such holders being RRIL and Mangalitsa (as to 50% each);

          "ROSEGROVE SHAREHOLDERS' AGREEMENT" means the agreement relating to Rosegrove entered into between CI, Hog Island Holdings, RRHL, RRIL, Rosegrove, and Mangalitsa as read together with the supplemental deed thereto, entered into on 3 May 1994;

          "SHARES" means shares in the capital of the Company;

          "SHAREHOLDERS' AGREEMENT TERMINATION DATE" means the date on which articles of dissolution (or the equivalent) in respect of the winding-up and dissolution of the relevant company are submitted to the Registrar of Companies of the British Virgin Islands in accordance with the Act or such other date on which the winding-up and dissolution of the relevant company commences in accordance with section 94(5) of the Act and "SIIL Shareholders' Agreement Termination Date" and "Rosegrove Shareholders' Agreement Termination Date" shall be construed accordingly;

          "SIIL SHAREHOLDERS" means the holders of Shares from time to time, the current such holders being WLI and Rosegrove (as to 1/3 and 2/3 respectively);

           "SIHL" means Sun International Hotels Limited, a company incorporated in the Bahamas, whose registered office is at Coral Towers, Paradise Island, The Bahamas;

          "SIHL Shares" means shares in the capital of SIHL;

          "WINDING-UP AND DISSOLUTION" means the winding-up and dissolution of the relevant company in accordance with the Act;

1.2.2 any document expressed to be "IN THE AGREED FORM" means a document in a form approved by the Parties (and for the purpose of identification signed by or on behalf of the Parties), subject to such amendments as may be agreed by the Parties;

1.2.3     references:

          (a) to clauses are, unless otherwise stated, to clauses of this Agreement;

          (b) to statutory provisions shall be construed as references to those provisions as respectively replaced, amended or re-enacted (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such provisions;

          (c) to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, Court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

1.2.4 words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include bodies corporate or unincorporated;

1.2.5 the headings to the clauses are for convenience only and shall not affect the construction or interpretation of this Agreement.

2      BUSINESS OF THE COMPANY AND OF ROSEGROVE

2.1 From the date hereof up to and including the SIIL Shareholders' Agreement Termination Date, the business of the Company shall be to act as a holding or parent company in respect of the holding of the Company in SIHL, and the Parties shall (to the extent they are respectively able) procure that the Company shall be wound-up and dissolved as soon as practicable and accordingly that the Company shall not trade or conduct any business and shall not incur any liabilities nor acquire or dispose of any assets other than pursuant to the Winding-up and Dissolution of the Company.

2.2 From the date hereof up to and including the date of the SIIL Shareholders' Agreement Termination Date and without prejudice to the provisions of clauses 4.1 to 4.3 (inclusive), the SIIL Shareholders agree that a decision relating to the Company concerning any matter whatsoever (other than as envisaged by this Agreement) shall only be taken (whether in a meeting of the members of the Company or otherwise) with the prior approval by unanimous written resolution of the Board of the Company or by unanimous resolution of the Board of the Company at a meeting of the Board of the Company at which a quorum is present pursuant to clause
       13.10 of the Original Shareholders' Agreement (excluding the operation of clause 13.12 of the Original Shareholders' Agreement).

2.3 From the date hereof up to and including the Rosegrove Shareholders' Agreement Termination Date, the business of Rosegrove shall be to act as a holding or parent company in respect of the holding of Rosegrove in the Company, and the Parties shall (to the extent they are respectively able) procure that Rosegrove shall be wound-up and dissolved as soon as practicable and accordingly that Rosegrove shall not trade or conduct any business and shall not incur any liabilities nor acquire or dispose of any assets other than pursuant to the Winding-up and Dissolution of Rosegrove.

2.4 From the date hereof up to and including the date of the Rosegrove Shareholders' Agreement Termination Date and without prejudice to the provisions of clauses 4.1 to 4.3 (inclusive), the Rosegrove Shareholders agree that a decision relating to Rosegrove concerning any matter whatsoever (other than as envisaged by this Agreement) shall only be taken (whether in a meeting of the members of Rosegrove or otherwise) with the prior approval by unanimous written resolution of the Board of Rosegrove or by unanimous resolution of the Board of Rosegrove at a meeting of the Board of Rosegrove at which a quorum is present pursuant to clause 3.10 of the Rosegrove Shareholders' Agreement (excluding the operation of clause 3.12 of the Rosegrove Shareholders' Agreement).

3 TERMINATION OF THE ORIGINAL SHAREHOLDERS' AGREEMENT AND THE ROSEGROVE SHAREHOLDERS' AGREEMENT

3.1 The Parties hereby agree and acknowledge that the provisions of clause 10 of the Original Shareholders' Agreement shall terminate on the date hereof when the Omnibus Agreement in the agreed form becomes effective and that the Original Shareholders' Agreement shall terminate on the SIIL Shareholders' Agreement Termination Date (without prejudice to the provisions of clause 3.6 of the Original Shareholders' Agreement which shall continue in full force and effect as referred to in the Omnibus Agreement, those provisions of clause 23 of the Original Shareholders' Agreement which are expressed to survive termination, the provisions of this Agreement and the provisions of the Continuing Agreements).

3.2 The Parties hereby agree and acknowledge that the Rosegrove Shareholders' Agreement shall terminate on the Rosegrove Shareholders' Agreement Termination Date (without prejudice to those provisions of clause 11 of the Rosegrove Shareholders' Agreement which are expressed to survive termination, the provisions of this Agreement and the provisions of the Continuing Agreements).

4      WINDING-UP AND DISSOLUTION OF THE COMPANY AND ROSEGROVE

4.1 WLG, CI, Mangalitsa, Hog Island Holdings, Kersaf, RRHL and Rosegrove shall procure (to the extent they are respectively able) that:

4.1.1 as soon as practicable after the date hereof and in any event no later than 13 July 2001 each of the Company and Rosegrove shall voluntarily commence to wind up and dissolve on a solvent basis by a resolution of the SIIL Shareholders or (as the case may be) the Rosegrove Shareholders or otherwise as required by the Act;

4.1.2 immediately thereafter the board of directors of each of the Company and Rosegrove shall authorise PricewaterhouseCoopers as liquidator and approve a plan of dissolution containing information as provided for in section 94 of the Act (including that the relevant company is, and will continue to be, able to discharge or pay or provide for the payment of all claims, debts, liabilities and obligations in full in compliance with such section 94);

4.1.3 immediately thereafter the SIIL Shareholders or (as the case may be) the Rosegrove Shareholders shall approve such plan of dissolution;

4.1.4 immediately thereafter articles of dissolution shall be executed by the Company or (as the case may be) Rosegrove and submitted to the Registrar of Companies in the British Virgin Islands; and

4.1.5 the Company and Rosegrove and their respective boards of directors shall generally do or procure the doing of and/or authorise all such acts, deeds and things and take all other steps as may be necessary or desirable to authorise, implement and complete the Winding-up and Dissolution of each of the Company and Rosegrove in accordance with the provisions of this clause and the Act.

4.2 Without prejudice to clause 4.1, WLG, CI, Mangalitsa, Hog Island Holdings, Kersaf, RRHL and Rosegrove shall procure (to the extent they are respectively able, including by entering into appropriate and customary agreements with the liquidator) that as a result of the Winding-up and Dissolution of the Company and Rosegrove:

4.2.1 as soon as practicable after the date hereof the 13,487,380 SIHL Shares held by the Company shall be distributed (as a result of the Winding-up and Dissolution of the Company) to the SIIL Shareholders:

           (a)        as to 1/3 to WLI (being 4,495,794 SIHL Shares); and

           (b)        as to 2/3 to Rosegrove (being 8,991,586 SIHL Shares);

4.2.2 immediately following the distributions made pursuant to clause 4.2.1 above, the SIHL Shares held by Rosegrove shall be distributed (as a result of the Winding-up and Dissolution of Rosegrove) to the Rosegrove Shareholders (being the 8,991,586 Shares distributed in accordance with clause 4.2.1 above together with the 2,625,000 Shares held directly by Rosegrove):

       (a)        as to 1/2 to RRIL (being 5,808,293 SIHL Shares); and

       (b)        as to 1/2 to Mangalitsa (being 5,808,293 SIHL Shares),

       and such parties shall procure (to the extent they are respectively able) that such distributions shall take place (and shall only take place) as nearly as possible at the same time so that the distributions referred to in clause 4.2.1 shall only be made if the distributions referred to in clause 4.2.2 will be made immediately thereafter.

4.3 Each of the parties referred to in clause 4.1 hereby undertakes to procure that any person it may have nominated to be a director of the Company or (as the case may be) Rosegrove will (to the extent that person is able) procure the passing of, and in any event vote in favour of, any resolution of the board of the Company or (as the case may be) Rosegrove necessary or desirable to enable the provisions of this clause 4 to be implemented and completed.

4.4 The Parties further undertake that they shall (so far as within his/their power to do so) do all they reasonably can to achieve completion of the Winding-up and Dissolution of each of the Company and Rosegrove as soon as practicable following the date hereof and in any event no later than 17 August 2001.

4.5 Each of the SIIL Shareholders hereby undertakes that it shall (so far as within its power to do so) do all it reasonably can to achieve the implementation and completion of the Winding-up and Dissolution of the Company on a solvent basis and each of the Rosegrove Shareholders hereby undertakes that it shall (so far as within its power to do so) do all it reasonably can to achieve the implementation and completion of the Winding-up and Dissolution of Rosegrove on a solvent basis. Accordingly:

          (a) each of WLI, RRIL and Mangalitsa agrees to contribute (or procure the contribution of) such monies or funds to the Company as may be necessary to ensure that all claims, debts, liabilities and obligations of the Company are discharged, paid and settled in full. Any such contribution shall be made as to 1/3 by each of WLI, RRIL and Mangalitsa (and WLG, Kersaf and CI unconditionally and irrevocably agree to procure that WLI, RRIL and Mangalitsa respectively comply with their respective obligations under this clause); and

          (b) each of 4RRIL and Mangalitsa agrees to contribute (or procure the contribution of) such monies or funds to Rosegrove as may be necessary to ensure that all claims, debts, liabilities and obligations of Rosegrove are discharged, paid and settled in full. Any such contribution shall be made as to 50% by each of RRIL and Mangalitsa (and Kersaf and CI unconditionally and irrevocably agree to procure that RRIL and Mangalitsa respectively comply with their respective obligations under this clause).

5      DEALINGS WITH AND TRANSFERS OF SHARES

5.1 WLG and Rosegrove hereby undertake to each other that they will not, prior to the SIIL Shareholders' Agreement Termination Date, do or enter into any arrangement to do any of the things referred to in sub-clauses
       (a) to (d) (inclusive) of clause 20.1 of the Original Shareholders' Agreement without the prior written consent of the other (and accordingly the operation of clauses 20.2 to 20.15 (inclusive) of the Original Shareholders' Agreement shall be excluded).

5.2 The Rosegrove Shareholders hereby undertake to each other that they will not, prior to the Rosegrove Shareholders' Agreement Termination Date, do or enter into any arrangement to do any of the things referred to in sub-clauses (a) to (d) (inclusive) of clause 7.1 of the Rosegrove Shareholders' Agreement without the prior written consent of the others (and accordingly the operation of clauses 7.2 to 7.13 (inclusive) of the Rosegrove Shareholders' Agreement shall be excluded).

6      RIGHTS TO INFORMATION

6.1 Following the SIIL Shareholders' Agreement Termination Date the Parties shall procure (to the extent they are respectively able) that there shall be made available to any Party to the Original Shareholders' Agreement such books and records of the Company relating to the periods or parts thereof ending on or prior to the SIIL Shareholders' Agreement Termination Date (or the winding up of the Company) for inspection by such Party or its duly authorised representatives as that Party may reasonably request. Any such Party shall be entitled at its expense to make copies or extracts from any such books and records as it may reasonably require.

6.2 Following the Rosegrove Shareholders' Agreement Termination Date the Parties shall procure (to the extent they are respectively able) that there shall be made available to any Party to the Rosegrove Shareholders' Agreement such books and records of Rosegrove relating to the periods or parts thereof ending on or prior to the Rosegrove Shareholders' Agreement Termination Date (or the winding up of Rosegrove) for inspection by such Party or its duly authorised representatives as that Party may reasonably request. Any such Party shall be entitled at its expense to make copies or extracts from any such books and records as it may reasonably require.

7      PARTIES BOUND

7.1 To the extent lawful, the Company undertakes with each of the other Parties to be bound by and comply with the terms and conditions of this Agreement insofar as the same relate to the Company and to act in all respects as contemplated by this Agreement.

7.2 To the extent lawful, Rosegrove undertakes with each of the other Parties to be bound by and comply with the terms and conditions of this Agreement as the same relate to Rosegrove and to act in all respects as contemplated by this Agreement.

7.3 The SIIL Shareholders undertake with each other to exercise their powers in relation to the Company so as to ensure that the Company (including for this purpose its subsidiaries and subsidiary undertakings) fully and promptly observes, performs and complies with its obligations under this Agreement and to exercise their rights (as shareholders or otherwise) in a manner consistent with this Agreement.

7.4 The Rosegrove Shareholders undertake with each other to exercise their powers in relation to Rosegrove so as to ensure that Rosegrove (including for this purpose its subsidiaries and subsidiary undertakings) fully and promptly observes, performs and complies with its obligations under this Agreement and to exercise their rights (as shareholders or otherwise) in a manner consistent with this Agreement.

7.5 Each SIIL Shareholder undertakes with each other SIIL Shareholder that while it remains a party to this Agreement it will not (except as expressly provided for in this Agreement) agree to cast any of the voting rights exercisable in respect of any of the Shares held by it in accordance with the directions, or subject to the consent of, any other person (including another SIIL Shareholder).

7.6 Each Rosegrove Shareholder undertakes with each other Rosegrove Shareholder that while it remains a party to this Agreement it will not (except as expressly provided for in this Agreement) agree to cast any of the voting rights exercisable in respect of any of the shares in Rosegrove held by it in accordance with the directions, or subject to the consent of, any other person.

8      ASSIGNABILITY

8.1 This Agreement shall be binding on and shall ensure for the benefit of each Party's successors and assigns and personal representatives (as the case may be).

8.2    None of the  Parties  may,  without  the  written  consent of the others,
       assign  any  of  their  respective   rights  or  obligations  under  this
       Agreement.

9      NOT A PARTNERSHIP

       Nothing in this Agreement shall create a partnership or establish a relationship of principal and agent or any other fiduciary relationship between or among any of the Parties.

10     THIS AGREEMENT TO PREVAIL

10.1 In the event of any conflict, ambiguity or discrepancy between the provisions of this Agreement and the Articles, the SIIL Shareholders shall join in procuring that the Articles are altered to accord with the provisions of this Agreement, which shall as between the Parties prevail.

10.2 In the event of any conflict, ambiguity or discrepancy between the provisions of this Agreement and the articles of association of Rosegrove or any agreement or arrangement between the Rosegrove Shareholders or by which they are bound, the Rosegrove Shareholders shall join in procuring that the articles of association of Rosegrove and/or any such agreement or arrangement are altered to accord with the provisions of this Agreement, which shall as between the Parties prevail.

10.3   Each of the SIIL Shareholders agrees with the others that it will:

10.3.1 exercise all voting and other rights and powers vested in or available to them respectively to procure the convening of all meetings, the passing of all resolutions and the taking of all steps necessary or desirable to give effect to this Agreement;

10.3.2 not exercise any rights conferred on it by the Articles which are or may be inconsistent with its rights or obligations under this Agreement.

10.4   Each of the Rosegrove Shareholders agrees with the others that it will:

10.4.1 exercise all voting and other rights and powers vested in or available to them respectively to procure the convening of all meetings, the passing of all resolutions and the taking of all steps necessary or desirable to give effect to this Agreement;

10.4.2 not exercise any rights conferred on it by the articles of association of Rosegrove which are or may be inconsistent with its rights or obligations under this Agreement.

11     REMEDIES TO BE CUMULATIVE

       No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy available at law, in equity, by statute or otherwise. Each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election by any party to pursue one or more of such remedies shall not constitute a waiver by such party of the right to pursue any other available remedy.

12     FURTHER ASSURANCE

       Each of the Parties shall, and shall use their respective reasonable endeavours to procure that any necessary third parties shall, execute and deliver to the other Parties such other instruments and documents and take such other action as may be required to carry out, evidence and confirm the provisions of this Agreement.

13     ANNOUNCEMENTS

       Subject as required by law or by any relevant stock exchange or by any relevant national or supra-national regulatory authorities, all announcements and circulars by or on behalf of any of the Parties and relating to the subject matter of this Agreement shall be in terms to be agreed between the Parties in advance of issue.

14     COSTS

       Each of the parties shall be responsible for their respective legal and other costs incurred in relation to the negotiation, preparation and completion of this Agreement.

15     ENTIRE AGREEMENT

15.1 This Agreement and the agreements referred to in this Agreement, including (for the avoidance of doubt) the Original Shareholders' Agreement and the Rosegrove Shareholders' Agreement, sets forth the entire agreement and understanding between the Parties or any of them in connection with the Company and the arrangements described herein.

15.2 No purported variation of this Agreement shall be effective unless made in writing between all the Parties.

16     MISCELLANEOUS

16.1 If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

16.2 A Party's failure to insist on strict performance of any provision of this Agreement shall not be deemed to be a waiver thereof or of any right or remedy for breach of a like or different nature. Subject as aforesaid, no waiver shall be effective unless specifically made in writing and signed by a duly authorised officer of the Shareholder granting such waiver.

16.3 This Agreement may be entered into in any number of counterparts and by the Parties to it on separate counterparts, each of which when executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

16.4 A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available other than under that Act.

16.5   Each Party represents and warrants, and undertakes that:

16.5.1 it has the requisite power under its constitutional documentation to execute, deliver and perform its obligations under this Agreement;

16.5.2 the execution and delivery of, and the performance of the obligations of such Party under, this Agreement have been duly authorised by all necessary corporate action on the part of such Party whether under its articles of association (or the equivalent) or otherwise;

16.5.3 this Agreement constitutes, and any other documents executed by such Party which are to be delivered pursuant to this Agreement will, when executed, constitute legal, valid and binding obligations of such Party enforceable in accordance with their respective terms;

16.5.4 the execution and delivery of, and the performance by such Party of its obligations under, and compliance with the provisions of, this Agreement by such Party will not:

          (a) result in a violation of any provision of the memorandum or articles of association (or the equivalent) of such Party; or

          (b) result in a breach of, or constitute a default under, any instrument to which such Party is a party or by which such Party is bound; or

          (c) result in a violation of any law or regulation in any jurisdiction having the force of law or of any order, judgment or decree of any court or governmental agency or agreement to which such Party is a party or by which such Party is bound; and

16.5.5 no consent, authorisation, licence or approval of such Party's shareholders or of any governmental, administrative, judicial or regulatory body, authority or organisation is required to authorise the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by such Party of its obligations under this Agreement.

17     NOTICES

17.1 Any notice or other document to be given under this Agreement shall be in writing and shall be deemed duly given:

17.1.1 if delivered by hand or sent by facsimile transmission to the respective addresses shown below:

          (a)  KERSAF INVESTMENTS LIMITED

                3 Sandown Valley Crescent, Sandown, Sandton, Republic of South Africa

                attention: The Company Secretary

                fax:            002 711 783 7446

                with a copy to:

                c/o Badgemore House, Gravel Hill, Henley-on-Thames, RG9 4NR

                attention: The Company Secretary

                fax:                01491 576526

          (b)  SUN INTERNATIONAL INC.

                c/o Franco & Franco, Torro Universal, Avenue Federico Boyd, Piso no. 12 (Penthouse), Panama 5, Republic of Panama

                attention: Mr. R.R. Franco

                fax:                +507 263 8051

                with a copy to:

                c/o Badgemore House, Gravel Hill, Henley-on-Thames, RG9 4NR

                attention: The Company Secretary

                fax:                01491 576526

          (c)  SUN HOTELS INTERNATIONAL

                35 St. Thomas Street, London  SE1 9SN

                attention: The Company Secretary

                fax:                020 7378 0647
                with a copy to:

                c/o Badgemore House, Gravel Hill, Henley-on-Thames, RG9 4NR

                attention: The Company Secretary

                fax:                01491 576526

          (d)  ROYALE RESORTS HOLDINGS LIMITED

                Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda

                attention: P. F. Robinson

                fax:                0101 809 2 924720

                with a copy to:

                c/o Badgemore House, Gravel Hill, Henley-on-Thames, RG9 4NR

                attention: The Company Secretary

                fax:                01491 576526

          (e)  WORLD LEISURE INVESTMENTS LIMITED

                Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda

                attention: The Company Secretary

                fax:                001 809 2 924 720

                with a copy to:

                c/o Norton Rose, Kempson House, Camomile Street,
                London EC3A 7AN England

                attention: Christopher Pearson

                fax:                0207 283 6500

          (f)  SUN HOTELS LIMITED

                Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda

                attention: The Company Secretary

                fax:                001 441 2 924 720
                with a copy to:

                c/o Norton Rose, Kempson House, Camomile Street,
                London EC3A 7AN England

                attention: Christopher Pearson

                fax:                0207 283 6500

          (g)  WORLD LEISURE GROUP LIMITED

                c/o Trident Trust Company Limited, PO Box 146, Road Town, Tortola, British Virgin Islands

                attention: The Company Secretary

                fax:                001 284 494 3754

                with a copy to:

                c/o Norton Rose, Kempson House, Camomile Street,
                London EC3A 7AN England

                attention: Christopher Pearson

                fax:                0207 283 6500

          (h)  ROYALE RESORTS INTERNATIONAL LIMITED

                Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda

                attention: The Company Secretary

                fax:                001 809 2 924720

                with a copy to:

                c/o Badgemore House, Gravel Hill, Henley-on-Thames, RG9 4NR

                attention: The Company Secretary

                fax:                01491 576526

          (i)  CALEDONIA INVESTMENTS PLC

                Cayzer House, 1 Thomas More Street, London E1W 1YB

                attention: The Company Secretary

                fax:                020 7488 0896
                with a copy to:

                Freshfields Bruckhaus Deringer, 65 Fleet Street, London EC4Y 1HS

                attention: Jonathan Rees

                fax:                0207 832 7001

          (j)  SOLOMON KERZNER

                Ibstone House, Ibstone, Nr. High Wycombe, Buckinghamshire, HP14 3YA

                attention: Solomon Kerzner

                fax:                01491 638807

                with a copy to:

                c/o Norton Rose, Kempson House, Camomile Street, London EC3A 7AN England

                attention: Christopher Pearson

                fax:                0207 283 6500

          (k)  SUN INTERNATIONAL MANAGEMENT LIMITED

                Clarendon House, 2 Church Street, Hamilton HM DX, Bermuda

                attention: The Company Secretary

                fax:                00 44 1784 6154

                with a copy to:

                c/o Badgemore House, Gravel Hill, Henley-on-Thames, RG9 4NR

                attention: The Company Secretary

                fax:                01491 576526

          (l)  ROSEGROVE LIMITED

                c/o Codan Trust Company (BVI) Limited, Romasco Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

                attention: Codan Management (BVI) Limited

                fax:                001 284 494 4929
                with a copy to:

                Freshfields Bruckhaus Deringer, 65 Fleet Street, London EC4Y 1HS

                attention: Jonathan Rees

                fax:                0207 832 7001

          (m)  SUN INTERNATIONAL INVESTMENTS LIMITED

                c/o Trident Trust Company Limited, PO Box 146, Road Town, Tortola, British Virgin Islands

                attention: The Company Secretary

                fax:                001 284 494 3754

                with a copy to:

                c/o Badgemore House, Gravel Hill, Henley-on-Thames, RG9 4NR

                attention: The Company Secretary

                fax:                01491 576526

          (n)  MANGALITSA LIMITED

                Sandringham House, 83 Shirley Street, PO Box N3247, Nassau, Bahamas

                attention: Surinder Deal

                fax:                001 242 328 6919

                with a copy to:

                Freshfields Bruckhaus Deringer, 65 Fleet Street, London EC4Y 1HS

                attention: Jonathan Rees

                fax:                0207 832 7001

          (o)  HOG ISLAND HOLDINGS LIMITED

                41 Cedar Avenue, Hamilton, PO Box 1179, Bermuda

                attention: James Keyes

                fax:                001 441 292 8666

                with a copy to:

                Freshfields Bruckhaus Deringer, 65 Fleet Street, London EC4Y 1HS

                attention: Jonathan Rees

                fax:                0207 832 7001
       or to such other address and/or number as any such Party may by notice to all other Parties hereto expressly substitute therefor.

17.2 In proving the giving of a notice it shall be sufficient to prove that the notice was left or that the applicable means of telecommunications was properly addressed and despatched (as the case may be) and such notice shall be deemed to have been received:

17.2.1 if delivered by hand during normal business hours, at the time of delivery; or

17.2.2 if sent by facsimile during the normal business hours of the addressee, on the date of successful transmission thereof.

18     CHOICE OF LAW, SUBMISSION TO JURISDICTION AND ADDRESS FOR SERVICE

18.1 This Agreement shall be governed by and interpreted in accordance with English law.

18.2 The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the High Court of Justice in England, and this Agreement may be enforced in any court of competent jurisdiction.

18.3 Each Party shall at all times maintain an agent for service of process in England and:

18.3.1 WLI, Sun Hotels, WLG, SK and SIIL hereby irrevocably authorises and appoints Sun International Management (UK) Limited ("SIMLC") (or such other person resident in England, as such Party may as regards itself by notice to all other Parties substitute) to accept service of all legal process arising out of or connected with this Agreement and service on SIMLC (or such substitute) shall be deemed to be service on the Party concerned;

18.3.2 Kersaf, RRHL, SIMLA, SII, SHIL and RRIL hereby irrevocably authorises and appoints Berwin Leighton Paisner (or such other person resident in England, as such Party may as regards itself by notice to all other Parties substitute) to accept service of all legal process arising out of or connected with this Agreement and service on Berwin Leighton Paisner (or such substitute) shall be deemed to be service on the Party concerned; and

18.3.3 CI, Rosegrove, Mangalitsa and Hog Island Holdings hereby irrevocably authorises and appoints Freshfields Bruckhaus Deringer (marked for the attention of the Departmental Managing Partner, Litigation Ref:
           RHCC) (or such other person resident in England, as such Party may as regards itself by notice to all other Parties substitute) to accept service of all legal process arising out of or connected with this Agreement and service on Freshfields Bruckhaus Deringer (or such substitute) shall be deemed to be service on the Party concerned.

IN WITNESS whereof this Agreement has been entered into as a Deed the day and year first above written


EXECUTED as a DEED by               )      .....................................
KERSAF INVESTMENTS LIMITED          )      Director
in the presence of:                 )
                                           .....................................
                                           Director


EXECUTED as a DEED by               )      .....................................
SUN INTERNATIONAL INC.              )      Director
in the presence of:                 )
                                           .....................................
                                           Director


EXECUTED as a DEED by               )      .....................................
SUN HOTELS INTERNATIONAL            )      Director
in the presence of:                 )
                                           .....................................
                                           Director



EXECUTED as a DEED by               )      .....................................
ROYALE RESORTS HOLDINGS LIMITED     )      Director
in the presence of:                 )
                                           .....................................
                                           Director


EXECUTED as a DEED by               )      .....................................
WORLD LEISURE INVESTMENTS LIMITED   )      Director
in the presence of:                 )
                                           .....................................
                                           Director


EXECUTED as a DEED by               )      .....................................
SUN HOTELS LIMITED                  )      Director
in the presence of:                 )
                                           .....................................
                                           Director


EXECUTED as a DEED by               )      .....................................
WORLD LEISURE GROUP LIMITED         )      Director
in the presence of:                 )
                                           .....................................
                                           Director


EXECUTED as a DEED by               )      .....................................
ROYALE RESORTS INTERNATIONAL LIMITED)      Director
in the presence of:                 )
                                           .....................................
                                           Director

EXECUTED as a DEED by               )      .....................................
CALEDONIA INVESTMENTS PLC           )      Director
in the presence of:                 )
                                           .....................................
                                           Director


EXECUTED as a DEED by               )
SOLOMON KERNER                      )
in the presence of:                 )      .....................................





EXECUTED as a DEED by               )      .....................................
SUN INTERNATIONAL MANAGEMENT        )      Director
LIMITED                             )
in the presence of:                 )
                                           .....................................
                                           Director


EXECUTED as a DEED by               )      .....................................
ROSEGROVE LIMITED                   )      Director
in the presence of:                 )
                                           .....................................
                                           Director


EXECUTED as a DEED by               )      .....................................
SUN INTERNATIONAL INVESTMENTS       )      Director
LIMITED                             )
in the presence of:                 )
                                           .....................................
                                            Director




EXECUTED as a DEED by               )      .....................................
MANGALITSA LIMITED                  )      Director
in the presence of:                 )
                                           .....................................
                                           Director




EXECUTED as a DEED by               )      .....................................
HOG ISLAND HOLDINGS                 )      Director
LIMITED                             )
in the presence of:                        .....................................
                                           Director